Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of The Aveon Group L.P. of: (i) our report dated July 12, 2010, with respect to the audits of the consolidated statements of assets and liabilities of Cura Capital (GP), LLC and Subsidiary as of December 31, 2009, 2008 and 2007, and the related consolidated statements of income, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2009; and (ii) our report dated July 27, 2010, with respect to the audits of the special purpose schedule of management fees and incentive fees for the Cura Group (as defined in Note 1 of the special purpose statements for the Cura Group) for each of the three years in the period ended December 31, 2009, appearing in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

November 12, 2010